Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the special meeting date.

International Assets Holding Corporation	INTERNET http://www.proxyvoting.com/iaac Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

WO#

57410

▼ FOLD AND DETACH HERE ▼

Please mark your votes as indicated in this example	☒

		FOR	AGAINST	ABSTAIN

1.	To approve the issuance of shares of International Assets common stock in the merger contemplated by the Agreement and Plan of Merger, dated as of July 1, 2009, by and among International Assets Holding Corporation, International Assets Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of International Assets, and FCStone Group, Inc., a Delaware corporation.	☐	☐	☐

2.	To approve an amendment to International Assets’ certificate of incorporation to increase the number of authorized shares of International Assets common stock from 17,000,000 shares to 30,000,000 shares.	☐	☐	☐

3.	To approve an amendment to International Assets’ certificate of incorporation to establish a classified board of directors initially consisting of thirteen members to be divided into three classes, the reduction in the size of the board to eleven members in 2012 and to nine members in 2013, and the elimination of the classified board in 2013.	☐	☐	☐

4.	To approve an amendment to International Assets’ certificate of incorporation to eliminate a provision that requires the affirmative vote of the holders of 75% of the outstanding shares of International Assets common stock to remove or change the chairman of the board.	☐	☐	☐

5.	To approve, if necessary, an adjournment of the International Assets special meeting to solicit additional proxies if there are not sufficient votes in favor of any of proposals, 1, 2, 3 or 4.	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

▼ FOLD AND DETACH HERE ▼

PROXY

INTERNATIONAL ASSETS HOLDING CORPORATION

220 E. CENTRAL PARKWAY

SUITE 2060

ALTAMONTE SPRINGS, FLORIDA 32701

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE UNDERSIGNED HEREBY APPOINTS DIEGO J. VEITIA AND SEAN M. O’CONNOR, AND EACH OF THEM, AS PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE ALL THE SHARES OF COMMON STOCK OF INTERNATIONAL ASSETS HOLDING CORPORATION HELD OF RECORD BY THE UNDERSIGNED ON AUGUST 11, 2009, AT THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 25, 2009, OR ANY ADJOURNMENT THEREOF.

The shares represented by this proxy when properly executed, will be voted as specified by the undersigned shareholder(s) in proposal 1, 2, 3, 4 and 5 below. If this card contains no specific voting instructions, the shares will be voted FOR proposals 1, 2, 3 and 4.

Address Change/Comments (Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)

WO# 57410